Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Byron Purcell	Susan Henderson
(717) 975-5809	(717) 730-7766

or investor@riteaid.com

FOR IMMEDIATE RELEASE

Rite Aid Reports Fiscal 2019 First Quarter Results

•	First Quarter Net Loss from Continuing Operations of $41.7 Million or $0.04 Per Share, Compared to the Prior Year First Quarter Net Loss of $36.0 Million or $0.03 Per Share

•	First Quarter Adjusted Net Loss from Continuing Operations Per Share of $0.01, Compared to the Prior Year First Quarter Adjusted Net Loss Per Share of $0.01

•	First Quarter Adjusted EBITDA from Continuing Operations of $147.3 Million, Compared to the Prior Year Adjusted EBITDA from Continuing Operations of $136.0 Million and Prior Year Pro-forma Adjusted EBITDA from Continuing Operations of $160.0 Million

•	First Quarter Retail Pharmacy Segment Adjusted EBITDA Improved $2.1 Million Compared to the Prior Year First Quarter Pro-forma Adjusted EBITDA

•	Rite Aid Confirms Fiscal 2019 Outlook

CAMP HILL, Pa. (June 27, 2018) - Rite Aid Corporation (NYSE: RAD) today reported operating results for its first fiscal quarter ended June 2, 2018.

For the first quarter, the company reported net loss from continuing operations of $41.7 million, or $0.04 per share, Adjusted net loss from continuing operations of $11.5 million, or $0.01 per share, and Adjusted EBITDA from continuing operations of $147.3 million, or 2.7 percent of revenues.

For the first quarter of fiscal 2019, the company reported net income of $214.4 million, or $0.20 per share. Net income for the first quarter included an after-tax gain of approximately $268.6 million relating to the sale of 281 stores to Walgreens Boots Alliance, Inc. (“WBA”), which completed the sale of stores and related assets to WBA. The sale of the three distribution centers and related inventory is expected to occur after September 1, 2018. As a result of the proceeds received from the store sales, Rite Aid’s debt, net of cash, was $3.0 billion as of June 2, 2018.

“During the first quarter our Retail Pharmacy Segment delivered strong results with an increase in Adjusted EBITDA compared to the prior year for the second consecutive quarter, while our Pharmacy Services Segment results reflect the operating investments we made to support growth,” said Rite Aid Chairman and CEO John Standley. “As we continue to focus on taking care of our customers and executing our stand alone strategy, we have the opportunity to further accelerate our strategy by combining with Albertsons to create a truly differentiated leader in food, health and wellness. This combination will enhance our scale and density to better compete in existing markets, give us access to new markets, significantly improve our omni-channel capabilities and create the opportunity to achieve substantial cost synergies and revenue growth, all of which will strengthen our financial profile and position us to deliver compelling long-term value for customers and shareholders.”

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Rite Aid FY 2019 Q1 Press Release - page 2

Rite Aid President and Chief Operating Officer Kermit Crawford added: “In the first quarter, we continued making progress in building momentum for key areas of our business, including improvement in pharmacy gross margin and the successful relaunch of our customer loyalty program wellness+ rewards. As we continue to implement our new strategy, we’re excited about the unique opportunity we have to significantly grow our business through a combination with Albertsons, which will give us access to nearly 1,800 additional pharmacy counters, innovative and healthy new own brand products like O Organics® and Open Nature™ as well as provide new levers for growth for our EnvisionRxOptions PBM and RediClinic.”

First Quarter Summary

Revenues from continuing operations for the quarter were $5.4 billion compared to revenues from continuing operations of $5.4 billion in the prior year’s first quarter. Retail Pharmacy Segment revenues were $3.9 billion and decreased 1.9 percent compared to the prior year period due to store closures and a decline in same store sales. Revenues in the Pharmacy Services Segment were $1.5 billion, an increase of 2.0 percent compared to the prior year period, which was due to an increase in Medicare Part D membership.

Same store sales from Retail Pharmacy continuing operations for the quarter decreased 0.7 percent compared to the prior year, consisting of a 1.8 percent decrease in front-end sales and 0.1 percent decrease in pharmacy sales. Pharmacy sales included an approximate 133 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores, adjusted to 30-day equivalents, decreased 1.5 percent compared to the prior year period due primarily to exclusion from certain pharmacy networks that Rite Aid participated in during the prior year. Prescription sales from continuing operations accounted for 66.4 percent of total drugstore sales.

Net loss from continuing operations was $41.7 million or $0.04 per share compared to last year’s first quarter net loss from continuing operations of $36.0 million or $0.03 per share. The decline in operating results was due primarily to higher interest expense, higher lease termination and impairment charges, and higher transaction costs, partially offset by an increase in Adjusted EBITDA.

Adjusted EBITDA from continuing operations was $147.3 million or 2.7 percent of revenues for the first quarter compared to Adjusted EBITDA from continuing operations of $136.0 million or 2.5 percent of revenues for the same period last year, an increase of $11.3 million. Prior year Adjusted EBITDA from continuing operations does not include $24.0 million of fees that would have been earned if all of the stores being sold to WBA were supported under the TSA for that period. Fiscal 2018 first quarter Pro-forma Adjusted EBITDA from continuing operations would have been $160.0 million after adjusting for these fees. First quarter Adjusted EBITDA from continuing operations declined $12.7 million compared to the prior year Pro-forma Adjusted EBITDA from continuing operations for the same period. The retail pharmacy segment Adjusted EBITDA from continuing operations increased $2.1 million due to strong pharmacy gross margin and good expense management, but was more than offset by a decline of $14.7 million in the pharmacy services segment. The decline in the pharmacy services segment results was driven by margin compression in the company’s commercial business and other operating investments to support current year and future growth.

In the first quarter, the company remodeled 49 stores, bringing the total number of wellness stores chainwide to 1,694. During the first quarter, the company sold 281 stores to WBA and closed 17 stores, resulting in a total store count of 2,533 at the end of the first quarter.

Outlook for Fiscal 2019

Rite Aid is confirming its fiscal 2019 outlook. The company’s outlook is based on the anticipated benefits from a reimbursement rate environment that is more stable than fiscal 2018, TSA fees under the agreement with WBA, generic drug purchasing efficiencies, and other initiatives to grow sales and drive operational efficiencies. The outlook provided herein does not reflect the impact of the pending transaction with Albertsons.

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Rite Aid FY 2019 Q1 Press Release - page 3

Rite Aid expects sales to be between $21.7 billion and $22.1 billion in fiscal 2019 with same store sales expected to range from an increase of 0.0 percent to an increase of 1.0 percent over fiscal 2018.

Adjusted EBITDA (which is reconciled to net loss in the attached table) is expected to be between $615.0 million and $675.0 million.

Net loss is expected to be between $40.0 million and $95.0 million.

Adjusted net income per share is expected to be between $0.02 and $0.06.

Capital expenditures are expected to be approximately $250 million.

Rite Aid is one of the nation’s leading drugstore chains with 2,533 stores in 19 states. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

Rite Aid Merger with Albertsons

As previously announced on February 20, 2018, Rite Aid and Albertsons entered into a definitive agreement under which Albertsons will merge with Rite Aid. The boards of directors of both companies have approved the transaction, and the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired. The merger is expected to close in the second half of calendar year 2018, subject to the approval of Rite Aid's shareholders, regulatory approvals, and other customary closing conditions. The Special Meeting of Rite Aid Shareholders is scheduled for

August 9, 2018.

Conference Call Broadcast

Rite Aid will hold an analyst call at 5:00 p.m. Eastern Time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed at www.riteaid.com in the conference call section of investor information. A playback of the call will also be available by telephone beginning at 8:00 p.m. Eastern Time today until 11:59 p.m. Eastern Time on June 30, 2018. The playback number is 1-855-859-2056 from within the U.S. and Canada or 1-404-537-3406 from outside the U.S. and Canada with the eight-digit reservation number 5296939.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Rite Aid’s outlook for fiscal 2019, the pending merger (the “Merger”) between Rite Aid and Albertsons Companies, Inc. (“Albertsons”); the expected timing of the closing of the Merger; the ability of the parties to complete the Merger considering the various closing conditions to the Merger; the ability of the parties to complete the distribution center closings considering the various closing conditions applicable to the distribution centers and related assets being transferred at such distribution center closings; the outcome of legal and regulatory matters in connection with the Merger; the expected benefits of the proposed Merger, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company; the competitive ability and position of Rite Aid following completion of the proposed transactions; the ability of Rite Aid to implement new business strategies following the completion of the proposed transactions and any assumptions underlying any of the foregoing. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements.

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Rite Aid FY 2019 Q1 Press Release - page 4

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements; general economic, industry, market, competitive, regulatory and political conditions; our ability to improve the operating performance of our stores in accordance with our long term strategy; the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order; our ability to manage expenses and our investments in working capital; outcomes of legal and regulatory matters; changes in legislation or regulations, including healthcare reform; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; risks related to the pending transactions with WBA, including the possibility that the remaining transactions may not close, or the business of Rite Aid may suffer as a result of uncertainty surrounding the pending transactions; risks related to the expected timing and likelihood of completion of the pending Merger, including the risk that the Merger may not close due to one or more closing conditions to the Merger not being satisfied or waived, such as regulatory approvals not being obtained, on a timely basis or otherwise, or that a governmental entity prohibited, delayed or refused to grant approval for the consummation of the Merger or required certain conditions, limitations or restrictions in connection with such approvals, or that the required approval of the merger agreement by the stockholders of Rite Aid was not obtained; risks related to the ability to realize the anticipated benefits of the proposed transactions with Albertsons, including the risk that the combined company may be unable to achieve its guidance, its cost-cutting synergies, its incremental revenue opportunities or it may take longer or cost more than expected to achieve those synergies and opportunities; risks associated with the financing of the proposed transaction; risks related to diverting management's or employees' attention from ongoing business operations; the risk that any announcements relating to the Merger could have adverse effects on the market price of Rite Aid’s common stock, and the risk that the Merger and its announcement could have an adverse effect on the ability of Rite Aid to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; the risk that Rite Aid's stock price may decline significantly if the Merger or sale of distribution centers and related assets to WBA is not completed; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement (including circumstances requiring Rite Aid to pay Albertsons a termination fee pursuant to the merger agreement); significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transactions; potential changes to our strategy in the event the remaining proposed transactions do not close, which may include delaying or reducing capital or other expenditures, selling assets or other operations, attempting to restructure or refinance our debt, or seeking additional capital, and other business effects. These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in the definitive proxy statement/prospectus that was filed with the SEC on June 25, 2018 in connection with the Merger, and in other documents that we file or furnish with the Securities and Exchange Commission (the “SEC”), which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Additional Information and Where to Find It

In connection with the Merger involving Rite Aid and Albertsons, Rite Aid and Albertsons have prepared a registration statement on Form S-4 that included a proxy statement/prospectus. The definitive proxy statement/prospectus was filed with the SEC on June 25, 2018. The registration statement has been declared effective by the SEC. Rite Aid has mailed the definitive proxy statement/prospectus and a proxy card to each stockholder entitled to vote at the special meeting relating to the Merger. Rite Aid and Albertsons also plan to file other relevant documents with the SEC regarding the Merger. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. RITE AID’S EXISTING PUBLIC FILINGS WITH THE SEC SHOULD ALSO BE READ, INCLUDING THE RISK FACTORS CONTAINED THEREIN.

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Rite Aid FY 2019 Q1 Press Release - page 5

Investors and security holders may obtain copies of the Form S-4, including the proxy statement/prospectus, as well as other filings containing information about Rite Aid, free of charge, from the SEC’s website (www.sec.gov). Investors and security holders may also obtain Rite Aid’s SEC filings in connection with the transaction, free of charge, from Rite Aid’s website (www.RiteAid.com) under the link “Investor Relations” and then under the tab “SEC Filings,” or by directing a request to Rite Aid, Byron Purcell, Attention: Senior Director, Treasury Services & Investor Relations. Copies of documents filed with the SEC by Albertsons will be made available, free of charge, on the SEC’s website (www.sec.gov) and on Albertsons’ website at www.albertsonscompanies.com.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Reconciliation of Non-GAAP Financial Measures

The company separately reports financial results on the basis of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share, Adjusted EBITDA and Pro-Forma Adjusted EBITDA which are non-GAAP financial measures. See the attached tables for a reconciliation of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share, Adjusted EBITDA and Pro-Forma Adjusted EBITDA to net income (loss), and net income (loss) per diluted share, which are the most directly comparable GAAP financial measures. Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share exclude amortization of EnvisionRx intangible assets, merger and acquisition-related costs, loss on debt retirements, LIFO adjustments, goodwill impairment and the Walgreens Boots Alliance, Inc. termination fee. Adjusted EBITDA is defined as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, goodwill impairment, inventory write-downs related to store closings, debt retirements, the Walgreens Boots Alliance, Inc. termination fee, and other items (including stock-based compensation expense, merger and acquisition-related costs, severance and costs related to distribution center closures, gain or loss on sale of assets and revenue deferrals related to our customer loyalty program).

The company's management team routinely evaluates how it measures the company's financial performance.  In connection with such review, the company determined that it would be beneficial to investors to reflect what the company's financial results would have been had it received all of the fees that it would have earned pursuant to the TSA Agreement with WBA for the relevant period.  As a result, the company hereby introduces the non-GAAP financial measure Pro Forma Adjusted EBITDA which is defined as Adjusted EBITDA plus the fees that would have been earned under the TSA, and in order to improve comparability, Pro Forma Adjusted EBITDA further adjusts results so that periods contain the same number of weeks.

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	June 2, 2018	March 3, 2018
ASSETS
Current assets:
Cash and cash equivalents	$147,092	$447,334
Accounts receivable, net	1,908,955	1,869,100
Inventories, net of LIFO reserve of $591,056 and $581,090	1,809,595	1,799,539
Prepaid expenses and other current assets	151,059	181,181
Current assets held for sale	179,442	438,137
Total current assets	4,196,143	4,735,291
Property, plant and equipment, net	1,401,924	1,431,246
Goodwill	1,421,120	1,421,120
Other intangibles, net	568,920	590,443
Deferred tax assets	522,674	594,019
Other assets	218,672	217,208
Total assets	$8,329,453	$8,989,327

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$19,025	$20,761
Accounts payable	1,767,777	1,651,363
Accrued salaries, wages and other current liabilities	1,030,292	1,231,736
Current liabilities held for sale	-	560,205
Total current liabilities	2,817,094	3,464,065
Long-term debt, less current maturities	3,134,704	3,340,099
Lease financing obligations, less current maturities	28,874	30,775
Other noncurrent liabilities	536,470	553,378
Total liabilities	6,517,142	7,388,317

Commitments and contingencies	-	-
Stockholders' equity:
Common stock	1,067,197	1,067,318
Additional paid-in capital	4,855,901	4,850,712
Accumulated deficit	(4,076,602)	(4,282,471)
Accumulated other comprehensive loss	(34,185)	(34,549)
Total stockholders' equity	1,812,311	1,601,010
Total liabilities and stockholders' equity	$8,329,453	$8,989,327

Chart 1

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended June 2, 2018	Thirteen weeks ended June 3, 2017
Revenues	$5,388,490	$5,436,523
Costs and expenses:
Cost of revenues	4,219,741	4,274,580
Selling, general and administrative expenses	1,152,627	1,160,940
Lease termination and impairment charges	9,859	4,038
Interest expense	62,792	51,000
Loss on debt retirements, net	554	-
Gain on sale of assets, net	(5,859)	(5,877)

	5,439,714	5,484,681

Loss from continuing operations before income taxes	(51,224)	(48,158)
Income tax benefit	(9,497)	(12,121)
Net loss from continuing operations	(41,727)	(36,037)
Net income (loss) from discontinued operations, net of tax	256,143	(39,312)
Net income (loss)	$214,416	$(75,349)

Basic and diluted income (loss) per share:

Numerator for income (loss) per share:
Net loss from continuing operations attributable to common stockholders - basic and diluted	$(41,727)	$(36,037)
Net income (loss) from discontinued operations attributable to common stockholders - basic and diluted	256,143	(39,312)
Income (loss) attributable to common stockholders - basic and diluted	$214,416	$(75,349)

Denominator:
Basic and diluted weighted average shares	1,054,381	1,046,826

Basic and diluted income (loss) per share
Continuing operations	$(0.04)	$(0.03)
Discontinued operations	$0.24	$(0.04)
Net basic and diluted income (loss) per share	$0.20	$(0.07)

Chart 2

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended June 2, 2018	Thirteen weeks ended June 3, 2017

Retail Pharmacy Segment
Revenues from continuing operations (a)	$3,897,765	$3,972,351
Cost of revenues from continuing operations (a)	2,828,308	2,915,380
Gross profit from continuing operations	1,069,457	1,056,971
LIFO charge from continuing operations	9,966	10,173
FIFO gross profit from continuing operations	1,079,423	1,067,144

Gross profit as a percentage of revenues - continuing operations	27.44%	26.61%
LIFO charge as a percentage of revenues - continuing operations	0.26%	0.26%
FIFO gross profit as a percentage of revenues - continuing operations	27.69%	26.86%

Selling, general and administrative expenses from continuing operations	1,064,387	1,082,041
Selling, general and administrative expenses as a percentage of revenues - continuing operations	27.31%	27.24%

Cash interest expense	62,901	104,423
Non-cash interest expense	4,506	5,476
Total interest expense	67,407	109,899
Interest expense - continuing operations	62,792	50,962
Interest expense - discontinued operations	4,615	58,937

Adjusted EBITDA - continuing operations	113,469	87,365
Adjusted EBITDA as a percentage of revenues - continuing operations	2.91%	2.20%

Pharmacy Services Segment
Revenues (a)	$1,542,762	$1,513,241
Cost of revenues (a)	1,443,470	1,408,269
Gross profit	99,292	104,972

Gross profit as a percentage of revenues	6.44%	6.94%

Adjusted EBITDA	33,863	48,599
Adjusted EBITDA as a percentage of revenues	2.19%	3.21%

(a)	- Revenues and cost of revenues include $52,037 and $49,069 of inter-segment activity for the thirteen weeks ended June 2, 2018 and June 3, 2017, respectively, that is eliminated in consolidation.

Chart 3

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Thirteen weeks ended June 2, 2018	Thirteen weeks ended June 3, 2017

Reconciliation of net loss to adjusted EBITDA:
Net loss - continuing operations	$(41,727)	$(36,037)
Adjustments:
Interest expense	62,792	51,000
Income tax benefit	(9,497)	(12,121)
Depreciation and amortization	94,529	101,029
LIFO charge	9,966	10,173
Lease termination and impairment charges	9,859	4,038
Loss on debt retirements, net	554	-
Other	20,856	17,882
Adjusted EBITDA - continuing operations	$147,332	$135,964
Percent of revenues - continuing operations	2.73%	2.50%

Pro-forma Adjustments:
Adjustment to reflect a full TSA fee	-	24,000
Pro Forma Adjusted EBITDA - continuing operations	$147,332	$159,964

Chart 4

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

ADJUSTED NET LOSS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended June 2, 2018	Thirteen weeks ended June 3, 2017

Net loss from continuing operations	$(41,727)	$(36,037)
Add back - Income tax benefit	(9,497)	(12,121)
Loss before income taxes - continuing operations	(51,224)	(48,158)

Adjustments:
Amortization of EnvisionRx intangible assets	19,139	20,716
LIFO charge	9,966	10,173
Merger and Acquisition-related costs	7,188	1,216

Adjusted loss before income taxes - continuing operations	(14,931)	(16,053)

Adjusted income tax benefit (a)	(3,437)	(6,825)
Adjusted net loss from continuing operations	$(11,494)	$(9,228)

Adjusted net loss per diluted share - continuing operations:

Numerator for adjusted net loss per diluted share:
Adjusted net loss from continuing operations	$(11,494)	$(9,228)

Denominator:
Basic and diluted weighted average shares	1,054,381	1,046,826

Net loss from continuing operations per diluted share - continuing operations	$(0.04)	$(0.03)

Adjusted net loss per diluted share - continuing operations	$(0.01)	$(0.01)

(a)	The fiscal year 2019 and 2018 annual effective tax rates, calculated using a federal rate plus a net state rate that excluded the impact of state NOL's, state credits and valuation allowance, was used for the thirteen weeks ended June 2, 2018 and June 3, 2017, respectively.

Chart 5

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended June 2, 2018	Thirteen weeks ended June 3, 2017

OPERATING ACTIVITIES:
Net income (loss)	$214,416	$(75,349)
Net income (loss) from discontinued operations, net of tax	256,143	(39,312)
Net loss from continuing operations	$(41,727)	$(36,037)
Adjustments to reconcile to net cash (used in) provided by operating activities of continuing operations:
Depreciation and amortization	94,529	101,029
Lease termination and impairment charges	9,859	4,038
LIFO charge	9,966	10,173
Gain on sale of assets, net	(5,859)	(5,877)
Stock-based compensation expense	5,031	9,038
Loss on debt retirements, net	554	-
Changes in deferred taxes	(12,355)	(38,160)
Changes in operating assets and liabilities:
Accounts receivable	(194,159)	(34,611)
Inventories	31,101	28,068
Accounts payable	207,960	(34,313)
Other assets and liabilities, net	(121,214)	44,421
Net cash (used in) provided by operating activities of continuing operations	(16,314)	47,769
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(47,971)	(38,325)
Intangible assets acquired	(13,655)	(5,521)
Proceeds from insured loss	-	8,639
Proceeds from dispositions of assets and investments	9,916	2,137
Proceeds from sale-leaseback transactions	2,587	-
Net cash used in investing activities of continuing operations	(49,123)	(33,070)
FINANCING ACTIVITIES:
Net proceeds from (payments to) revolver	190,000	(90,000)
Principal payments on long-term debt	(431,106)	(3,503)
Change in zero balance cash accounts	1,083	28,768
Net proceeds from the issuance of common stock	910	147
Payments for taxes related to net share settlement of equity awards	-	(147)
Financing fees paid for early redemption	(13)	-
Net cash used in financing activities of continuing operations	(239,126)	(64,735)
Cash flows from discontinued operations:
Operating activities of discontinued operations	(74,050)	44,965
Investing activities of discontinued operations	603,402	(25,126)
Financing activities of discontinued operations	(525,031)	(764)
Net cash provided by discontinued operations	4,321	19,075
Decrease in cash and cash equivalents	(300,242)	(30,961)
Cash and cash equivalents, beginning of period	447,334	245,410
Cash and cash equivalents, end of period	$147,092	$214,449

Chart 6

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING MARCH 2, 2019

(In thousands)

(unaudited)

	Guidance Range
	Low	High

Total Revenues	$21,700,000	$22,100,000

Same store sales	0.00%	1.00%

Gross Capital Expenditures	$250,000	$250,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(95,000)	$(40,000)
Adjustments:
Interest expense	210,000	210,000
Income tax benefit	(15,000)	(10,000)
Depreciation and amortization	380,000	380,000
LIFO charge	35,000	35,000
Loss on debt retirement	15,000	15,000
Store closing and impairment charges	40,000	40,000
Other	45,000	45,000
Adjusted EBITDA	$615,000	$675,000

Chart 7

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED NET INCOME GUIDANCE

YEAR ENDING MARCH 2, 2019

(In thousands)

(unaudited)

	Guidance Range
	Low	High

Net loss	$(95,000)	$(40,000)
Add back - Income tax benefit	(15,000)	(10,000)
Loss before income taxes	(110,000)	(50,000)

Adjustments:
Amortization of EnvisionRx intangible assets	85,000	85,000
LIFO charge	35,000	35,000
Loss on debt retirements	15,000	15,000

Adjusted income before adjusted income taxes	25,000	85,000

Adjusted income tax expense	7,000	24,000
Adjusted net income	$18,000	$61,000

Diluted adjusted net income per share	$0.02	$0.06

Chart 8